EXHIBIT 99.1

Financial Statements of Whitbread Technology Partners, Inc. for the years ended December 31, 2004 and 2003

WHITBREAD TECHNOLOGY PARTNERS, INC.
INDEX TO FINANCIAL STATEMENTS                          PAGE
----------------------------------------------------   ----
Independent Auditors' Report                              1

Balance Sheets as of December 31, 2004 and 2003           2

Statements of Income for the years ended
 December 31, 2004 and 2003                               3

Statements of Shareholder Equity for the years ended
 December 31, 2004 and 2003                               4

Statements of Cash Flows for the years ended
 December 31, 2004 and 2003                               5

Notes to Financial Statements                             6

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INDEPENDENT AUDITORS' REPORT

To the Shareholder of Whitbread Technology Partners, Inc.
Stoneham, Massachusetts

We have audited the accompanying balance sheets of Whitbread Technology Partners, Inc. (the "Company") as of December 31, 2004 and 2003, and the related statements of income, shareholder equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Whitbread Technology Partners, Inc. as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 10 to the financial statements, on March 1, 2005, Zanett Inc. acquired all of the outstanding capital stock of Whitbread Technology Partners, Inc.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
May 16 2005


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                       WHITBREAD TECHNOLOGY PARTNERS, INC.
                                 BALANCE SHEETS

                                                           December 31,
                                                     -------------------------
                                                        2004          2003
                                                     -----------   -----------
ASSETS
Current assets
  Cash                                               $    21,891   $    93,465
  Accounts receivable                                    796,031       251,861
  Unbilled revenue                                       208,617        69,529
  Prepaid expenses                                        14,134         9,987
                                                     -----------   -----------
Total current assets                                   1,040,673       424,842

Property and equipment, net                               29,238        22,488
Other assets                                                 190           190
                                                     -----------   -----------
Total assets                                         $ 1,070,101   $   447,520
                                                     ===========   ===========
LIABILITIES AND SHAREHOLDER EQUITY
Current Liabilities
  Accounts payable                                   $   123,496   $    53,017
  Accrued expenses                                        83,070        39,560
  Sales tax payable                                        4,051           995
  Loan from shareholder                                        -        50,874
  Deferred revenue                                       165,056        10,338
  Capital lease obligations                                9,135             -
                                                     -----------   -----------
Total current liabilities                                384,808       154,784

Capital lease obligations - less current portion          11,396             -
                                                     -----------   -----------
Total liabilities                                        396,204       154,784

Commitments

Shareholder equity
Common stock, no stated value; 200,000
 shares authorized, 200 issued and outstanding               200           200
Additional paid in capital                               420,759       420,759
Retained earnings/(accumulated deficit)                  252,938      (128,223)
                                                     -----------   -----------
Total shareholder equity                                 673,897       292,736
                                                     -----------   -----------
Total liabilities and shareholder equity             $ 1,070,101   $   447,520
                                                     ===========   ===========

See accompanying notes to the financial statements.

                                        2
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                       WHITBREAD TECHNOLOGY PARTNERS, INC.
                                INCOME STATEMENTS

                                                      Year ended December 31,
                                                     -------------------------
                                                        2004          2003
                                                     -----------   -----------
Services revenue                                     $ 3,836,685   $ 2,210,371
                                                     -----------   -----------
Operating expenses:
  Costs of services                                    2,191,767     1,254,036
  General and administrative                             905,019       730,167
  Selling and marketing                                  269,900       142,353
                                                     -----------   -----------
Total operating expenses                               3,366,686     2,126,556
                                                     -----------   -----------
Operating income                                         469,999        83,815

Other income/(expense)
  Interest income                                              -           516
  Interest expense                                        (2,391)       (6,433)
  Other income/(expense)                                   9,667        (8,136)
                                                     -----------   -----------
Total other income/(expense)                               7,276       (14,053)
                                                     -----------   -----------
Net income                                           $   477,275   $    69,762
                                                     ===========   ===========

See accompanying notes to the financial statements.

                                        3
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                       WHITBREAD TECHNOLOGY PARTNERS, INC.
                        STATEMENTS OF SHAREHOLDER EQUITY

                                                                               Retained
                                        Common Stock            Additional     Earnings/
                                 ---------------------------      Paid in     (Accumulated
                                    Shares         Amount         Capital       Deficit)        Total
                                 ------------   ------------   ------------   ------------   ------------
Balance at January 1, 2003                200   $        200        420,759   $   (180,699)  $    240,260
Net income                                  -              -              -         69,762         69,762
Distributions to shareholder                -              -              -        (17,286)       (17,286)
                                 ------------   ------------   ------------   ------------   ------------
Balance at December 31, 2003              200            200        420,759       (128,223)       292,736
Net income                                  -              -              -        477,275        477,275
Distributions to shareholder                -              -              -        (96,114)       (96,114)
                                 ------------   ------------   ------------   ------------   ------------
Balance at December 31, 2004              200   $        200        420,759        252,938   $    673,897
                                 ============   ============   ============   ============   ============

See accompanying notes to the financial statements.

                                        4
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                       WHITBREAD TECHNOLOGY PARTNERS, INC.
                            STATEMENTS OF CASH FLOWS

                                                       Year ended December 31,
                                                      -------------------------
                                                         2004          2003
                                                      -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                            $   477,275   $    69,762
Adjustments to reconcile net income to
 net cash provided/(used in) operating activities
    Depreciation and amortization                          18,758        12,424
    Net loss on disposal of fixed assets                        -         8,286
  Changes in assets and liabilities
      Accounts receivable                                (544,170)       64,185
      Unbilled revenue                                   (139,088)      (69,529)
      Prepaid expenses                                     (4,147)        6,893
      Accounts payable                                     70,479      (124,480)
      Accrued expenses                                     43,510       (24,890)
      Deferred revenue                                    154,718        10,338
      Sales tax payable                                     3,056           995
                                                      -----------   -----------
Net cash provided by/(used in) operations                  80,391       (46,016)
                                                      -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment                             -        (3,340)
                                                      -----------   -----------
Net cash used in investing activities                           -        (3,340)
                                                      -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of borrowings and notes payable                 (50,874)      (25,000)
Distributions to shareholder                              (96,114)      (17,286)
Capital lease payments                                     (4,977)            -
                                                      -----------   -----------
Net cash used in financing activities                    (151,965)      (42,286)
                                                      -----------   -----------
Net decrease in cash                                      (71,574)      (91,642)

Cash, beginning of year                                    93,465       185,107
                                                      -----------   -----------
Cash, end of year                                     $    21,891   $    93,465
                                                      ===========   ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid                                         $     2,391   $     6,433
Acquisition of computer equipment
 with lease obligations                                    25,508             -

See accompanying notes to the financial statements.

                                        5
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WHITBREAD TECHNOLOGY PARTNERS, INC.
NOTES TO FINANCIAL STATEMENTS

1.  ORGANIZATION AND BUSINESS

Whitbread Technology Partners, Inc. ("Whitbread" or the "Company"), a Massachusetts corporation, offers custom enterprise resource planning solutions to customers using the Oracle E-Business Suite software applications. Whitbread's key service areas include; project management, business and functional consulting, technical services, application support, and training.

On March 1, 2005, Zanett, Inc. acquired all of the issued and outstanding shares of Whitbread and Whitbread became a wholly owned subsidiary of Zanett, Inc.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates:
The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant accounting estimates used in the preparation of the Company's financial statements include the estimated useful lives of property plant and equipment, the fair value of common stock at the time of grant of stock options and the carrying value of accounts receivable.

Fair value of Financial Instruments:
The carrying value of financial instruments, which include accounts receivable, accounts payable, accrued expenses and lease obligations approximates their fair value due to their short maturities.

Property and Equipment:
Property and equipment is stated at cost, less accumulated depreciation. Depreciation is provided for using the straight-line method over the estimated useful lives of the related assets.

Revenue Recognition:
Revenues from professional services rendered pursuant to time and materials contracts are recognized as services are performed. Revenues from fixed-fee contracts for professional services are recognized using contract accounting based on the estimated percentage of completion. The percentage of completion for each contract is determined based on the ratio of hours incurred to total estimated hours to complete the project. Changes in estimated hours during the course of a fixed fee contract are reflected in the period in which the facts become known. If such changes indicate that a loss may be realized on a contract, the entire loss is recorded at such time.

Unbilled revenue represents revenue for which services have been performed and costs incurred that have not yet been invoiced to the customer.

                                        6
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Cash received prior to the performance of services under customer contracts is recognized as a liability and deferred until such time that the revenue recognition criteria have been met. Advances received for performance-based incentives are deferred and recognized as a liability until there is sufficient information to determine contract performance.

Out-of-pocket expenses incurred during the performance of professional service contracts are included in costs of services and any amounts rebilled to clients are included in revenue during the period in which they are incurred.

Cost of Services:
Costs of services includes salaries and related costs of consulting staff and outside contractors, as well as travel and other costs related to the provision of services at client locations.

Income Taxes:
The Company elected to be treated as a Subchapter S Corporation for U.S. federal income tax purposes when it was formed in 2000. As a Subchapter S Corporation, U.S. federal income taxes of Whitbread are the responsibility of the sole shareholder. Accordingly no provision for U.S. federal income taxes is included in the Company's financial statements.

State and local jurisdictions in which Whitbread conducts its business also recognize its Subchapter S Corporation status; therefore, there is no provision for state or local income taxes in the Company's financial statements.

3.  CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject Whitbread to concentrations of credit risk primarily consist of cash and accounts receivable. Whitbread deposits its cash with financial institutions of high credit quality. All accounts receivable are unsecured. Whitbread believes that any credit risk associated with receivables is minimal due to the credit worthiness of its direct customers.

For the year ended December 31, 2004, Whitbread had two customers that accounted for approximately 27% and 10% of revenue, respectively. For the year

                                        7
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ended December 31, 2003, Whitbread had two customers that accounted for approximately 20% and 12% of revenue, respectively.

At December 31, 2004, Whitbread had four customers that accounted for approximately 16%, 15%, 14% and 14% of accounts receivable, respectively. At December 31, 2003, Whitbread had two customers that accounted for approximately 47% and 12% of accounts receivable, respectively.

4.  PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 2004 and 2003:

                                    Estimated
                                     Useful
                                      Lives         2004         2003
                                   -----------   ----------   ----------
Computer equipment                 3 years       $   68,393   $   44,884
Furniture                          5-7 years          7,086        7,086
Software                           3 years            2,500        2,500
                                                 ----------   ----------
Total                                                77,979       54,470
Less:  Accumulated depreciation
        and amortization                            (48,741)     (31,982)
                                                 ----------   ----------
Property and equipment, net                      $   29,238   $   22,488
                                                 ==========   ==========

Depreciation and amortization expense related to property and equipment, including equipment acquired under capital leases was $18,758 and $12,424 for the years ended December 31, 2004 and 2003, respectively. As of December 31, 2004, equipment acquired under capital leases had a net book value of $20,814.

5.  ACCRUED EXPENSES

Accrued expenses were comprised of accrued compensation and benefits at December 31, 2004 and 2003.

6.  COMMITMENTS AND CONTINGENCIES

The Company leases its main office space under a tenant at will agreement. Total rent expense under the tenant at will agreement amounted to $12,000 and $12,030 for the years ended December 31, 2004 and 2003 respectively.

Obligations under capital leases:

The Company has non-cancelable capital leases for computer equipment. At December 31, 2004 the future minimum lease payments under these non-cancelable capital leases were as follows:

                                        8
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       Year ending December 31,                Amount
       -----------------------------------   -----------
       2005                                  $    10,664
       2006                                       10,529
       2007                                        1,624
                                             -----------
                                                  22,817
       Amount representing interest                2,288
                                             -----------
       Present value of future
        minimum lease payments                    20,529
       Less current portion                       (9,135)
                                             -----------
       Capital lease obligations -
        less current portion                 $    11,396
                                             ===========

Representations and Warranties:

The Company enters into agreements that contain indemnification provisions in the normal course of business for which the risks are considered nominal and impracticable to estimate. Historically, the Company has not incurred any costs related to performance under these indemnities.

7.  401k PLAN

The Company maintains a qualified profit-sharing plan covering substantially all eligible employees that was adopted on February 1, 2000. The plan includes a deferred arrangement under Section 401(k) of the Internal Revenue Code. The elective contributions to the 401(k) portion of the plan are funded by salary reductions of the participants. Company contributions to the plan are discretionary up to a maximum of 15% of annual wages paid and accrued for the year, and are generally based on net income. The amounts contributed by the Company to the 401k Plan were $56,218 and $53,259 for the years ended December 31, 2004 and 2003, respectively.

8.  SHAREHOLDER EQUITY

At December 31, 2004 and 2003, Whitbread has authorized 200,000 shares of common stock with no stated value, of which 200 shares were issued and outstanding. As a Subchapter S Corporation, the Company has the discretion to periodically make cash distributions to its shareholder when declared. These distributions aggregated $96,114 and $17,286 for the years ended December 31, 2004 and 2003, respectively. Subsequent to December 31, 2004, the Company distributed $120,600 to its shareholder.

9.  LOAN FROM SHAREHOLDER

During 2000, the Company entered into a loan agreement with its shareholder. The shareholder provided a loan in the amount of $76,000. The loan bears interest at an implied rate of 8.7% and is payable upon demand. As of December 31, 2004 and 2003, $0 and $50,874 respectively, was outstanding under this loan. During the year ended December 31, 2004 the Company paid $50,874 consisting of principal and interest as the final installment on this loan. During the years ended December 31, 2004 and 2003, the Company recognized interest expense of $6,370 and $736 respectively, related to this loan.

10.  SUBSEQUENT EVENTS

On March 1, 2005 ("Closing"), Zanett, Inc. ("Zanett") acquired all of the outstanding capital stock of Whitbread. The total consideration payable by Zanett to the Shareholder will be comprised of the initial consideration, a purchase price adjustment based on the level of Whitbread working capital at Closing and future contingent consideration. The initial consideration of $1,632,000 in cash and 128,302 shares of Zanett's common stock ("Common Stock") was paid at Closing. The initial consideration will be adjusted by the amount that net working capital at Closing was greater than or less than the benchmark level of working capital to have been provided by Whitbread of $350,000 as of March 1, 2005.

The Shareholder is also eligible to receive contingent consideration in each of the three successive annual periods commencing April 1, 2005 based upon Whitbread attaining specified earnings and revenue targets in each period. The contingent consideration in each period consists of a payment of $238,000 in cash and the issuance of a number of shares of Common Stock determined by dividing $238,000 by the average closing price of the Common Stock for the fifteen trading days immediately preceding the last day of the applicable annual performance period. The Shareholder is to receive final consideration at the end of the period commencing April 1, 2005 and ending on March 1, 2009. This final consideration consists of $241,500 in cash and the issuance of a number of shares of Common Stock determined by dividing $143,000 by the average closing price of the Common Stock for the fifteen trading days immediately preceding March 1, 2006. For accounting purposes, the value of the Common Stock issued as contingent consideration for the performance periods will be determined based on the average closing price of the Common Stock for the three trading days immediately preceding the resolution of the contingencies.

The maximum aggregate consideration will be approximately $4.1 million, of which approximately $2.3 million was paid at Closing as the initial consideration and approximately $1.4 million will be paid as contingent consideration. Zanett estimates that transaction costs associated with the acquisition of the Company will total approximately $275,000.

Historically the Company elected to be taxed as an "S-corporation". Upon the Closing, the Company was no longer eligible to be taxed as an S-corporation.

                                       10